KIRKPATRICK & LOCKHART LLP
1800 Massachusetts Avenue, NW
Second Floor
Washington, DC 20036-1800
202.778.9000
www.kl.com



April 30, 2003


Viking Mutual Funds
1400 14th Avenue, SW
P.O. Box 500
Minot, ND  58702-500

Ladies and Gentlemen:

     In connection with the filing of Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A(File Nos. 333-77993 and 811-9277) of Viking Mutual Funds (the "Trust") which you are about to file with the Securities and Exchange Commission, we hereby consent to the reference to our firm as "counsel" in the Statement of Additional Information of the Trust incorporated by reference into the Prospectus of each series of the Trust


                              Very truly yours,


                              /s/Kirkpatrick & Lockhart LLP
                              KIRKPATRICK & LOCKHART LLP